Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

NEWS

As a result of a review by the British Columbia Securities Commission, we are issuing the following news release to clarify our disclosure.

Denver, Colorado, October 7, 2011 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Company”) would like to clarify its disclosure in a presentation (the “Prior Presentation”) made at the Denver Gold Forum in Colorado Springs, Colorado, and previously available on the Company’s website.  Certain disclosure was not compliant with sections 2.2(a), 2.2(c), and 3.4 of Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) because it aggregated measured and indicated resources with inferred resources and did not provide required supporting information and cautionary language.  In addition, the Prior Presentation contained certain disclosure that was not compliant with section 2.3(1)(a) of NI 43-101 because it disclosed the potential mineral content of a deposit without the disclosure required by section 2.3(2) of NI 43-101.  Also, non NI 43-101 compliant disclosure of an estimate of gross metal value was included in the Prior Presentation.  The Prior Presentation did not state the name and relationship to the Company of each qualified person responsible for preparing the technical information disclosed in the Prior Presentation as required by section 3.1 of NI 43-101.  A new corporate presentation dated October 2011 (the “Corporate Presentation”) is available on the Company’s website, which does not contain the non-compliant disclosure.

In the interest of complete disclosure and to avoid any possible confusion, Vista presents below its current estimated mineral resources and reserves for all of its projects.

Vista Gold Corp. Estimated Total Gold Resources
(5 Projects)

Resource Classification	Contained Gold Ounces
Measured (1)	2,993,000
Indicated (1)	8,639,000
Measured & Indicated (1)	11,632,000
Inferred (2)	4,473,000

Vista Gold Corp. Estimated Total Silver Resources
(1 Project)

Resource Classification	Contained Silver Ounces
Indicated (1)	8,314,000
Inferred (2)	9,426,000

Vista Gold Corp.  Estimated Gold Reserves by Project

Mineral Reserve Classification	CutOff Grade (g/t)	Metric Tonnes (x1000)	Average Grade (g/t)	Contained Gold Ounces

Mt. Todd Gold Project – Batman Deposit
Proven (3)	0.4	48,961	0.91	1,431,000
Probable (3)	0.4	100,914	0.83	2,681,000
Proven and Probable (3)	0.4	149,875	0.85	4,112,000

Concordia Gold Project
Proven(3)	0.4	7,147	1.17	268,000
Probable(3)	0.4	30,801	1.06	1,047,000
Proven and Probable(3)	0.4	37,948	1.08	1,315,000

The foregoing estimated mineral reserves are included in the estimated mineral resources disclosed in this press release.

Vista Gold Corp. Estimated Gold Resources by Project (with silver resources as noted)

Mineral Resource Classification	CutOff Grade (g/t)	Metric Tonnes (x1000)	Average Grade (g/t)	Contained Gold (Silver) Ounces

Mt. Todd Gold Project – Batman Deposit
Measured (1)	0.4	67,166	0.88	1,896,000
Indicated (1)	0.4	154,836	0.82	4,087,000
Measured & Indicated (1)	0.4	222,002	0.84	5,983,000
Inferred (2)	0.4	103,563	0.78	2,610,000

Mt. Todd Gold Project – Quigleys Deposit
Measured (1)	0.5	511	1.04	17,000
Indicated (1)	0.5	5,565	0.91	162,000
Measured & Indicated (1)	0.5	6,076	0.92	179,000
Inferred (2)	0.5	9,057	0.95	277,000

Concordia Gold Project
Measured (1)	0.4	9,390	1.10	332,000
Indicated (1)	0.4	61,216	0.91	1,787,000
Measured & Indicated (1)	0.4	70,606	0.93	2,119,000
Inferred (2)	0.4	7,694	0.64	158,000

Guadalupe de los Reyes Gold/Silver Project
Indicated (1)	0.5	10,048	1.50	484,000
Indicated Silver (1)*	*	10,048	25.74	8,314,000
Inferred (2)	0.5	4,888	2.02	317,000
Inferred Silver(2)*	*	4,888	59.98	9,426,000

Long Valley Gold Project
Measured (1)	0.34	24,128	0.58	452,000
Indicated (1)	0.34	37,810	0.62	759,000
Measured & Indicated (1)		61,938	0.61	1,211,000
Inferred (2)	0.34	29,858	0.58	572,000

Awak Mas Gold Project
Measured (1)	0.5	7,084	1.30	296,000
Indicated (1)	0.5	34,609	1.22	1,360,000
Measured & Indicated (1)		41,693	1.24	1,656,000
Inferred (2)	0.5	20,425	0.82	539,000

* The Guadalupe de los Reyes silver resources were estimated using the calculated silver grades of the material within the respective categories above using a gold cutoff grade of 0.5 g/t.

Independent qualified persons (as defined in NI 43-101) prepared or supervised the preparation of the mineral resource estimates contained in this press release.  For additional information on these mineral resource estimates and our projects, see the following press release and technical reports, each of which is available on SEDAR and on the Company’s website:

•                                          The Company’s press release dated September 6, 2011,  setting out an updated mineral resource estimate on our Mt. Todd Gold Project, which was prepared by or under the supervision of Dr. Rex Bryan, SME Registered Member, an independent qualified person (as defined in NI 43-101). We expect to file a NI 43-101 the supporting technical report by October 20, 2011, which will be available on SEDAR and on our website;

•                                          “10.65 MTPY Preliminary Feasibility Study, NI 43-101 Technical Report, Vista Gold Corp., Mt. Todd Gold Project, Northern Territory, Australia,” dated January 28, 2011, prepared by or under the supervision of John W. Rozelle, D. Erik Spiller, Stephen A. Krajewski, and Edwin C. Lips of Tetra Tech MM, Inc., Thomas L. Dyer, Mine Development Associates and Deepak Malhotra, Resource Development Inc., each an independent qualified person (as defined in NI 43-101);

•                                          “Preliminary Feasibility Study, NI 43-101 Technical Report, Vista Gold Corp., Mt. Todd Gold Project, Northern Territory, Australia,” dated October 1, 2010, prepared by or under the supervision of John Rozelle, D. Erik Spiller, Stephen A. Krajewski, and Edwin C. Lips of Tetra Tech MM, Inc., Thomas L. Dyer, Mine Development Associates and Deepak Malhotra, Resource Development Inc., each at the time of the preparation of the report, an independent qualified person (as defined in NI 43-101);

•                                          “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico,” dated September 1, 2009 prepared by or under the supervision of Terry Braun of SRK Consulting (US), Inc., Steven Ristorcelli and Thomas Dyer of Mine Development Associates, Deepak Malhotra of Resource Development Inc. and David Kidd of Golder Associates Inc., each an independent qualified person (as defined in NI 43-101);

•                                          “Technical Report for the Guadalupe de los Reyes Gold-Silver Project, Sinaloa, Mexico,” dated August 12, 2009 and amended and restated on December 11, 2009 prepared by or under the supervision of Leonel Lopez of Pincock, Allen & Holt, an independent qualified person (as defined in NI 43-101);

•                                          “Technical Report, Preliminary Assessment, Long Valley Project, Mono County, California, USA,” dated January 9, 2008 prepared by or under the supervision of Neil Prenn and Thomas Dyer of Mine Development Associates, and Deepak Malhotra of Resource Development Inc., each an independent qualified person (as defined in NI 43-101); and

•                                          “Preliminary Assessment, Awak Mas Gold Project, Sulawesi, Indonesia,” dated January 16, 2008 prepared by or under the supervision of John Rozelle, of Gustavson Associates, LLC, at the time of the preparation of the report, an independent qualified person (as defined in NI 43-101).

Retraction of Previous Presentation:  The Company has withdrawn the Prior Presentation from the website and has replaced it with the Corporate Presentation, disclosing the Company’s estimated mineral resources and reserves compliant with NI 43-101.

Cautionary Note Regarding Public Disclosure:  In those instances where the Company has retracted, revised, clarified or updated previous disclosure, the Company advises the recipients of such disclosure not to rely on such statements to the extent that they may continue to be found in the public domain.

The technical information contained in this news release has been reviewed and approved by Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a qualified person (as defined in NI 43-101).

(1)               Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This press release and the reports referred to in this press release use the terms “measured resources,” “indicated resources” and “measured & indicated resources.” We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such definitions differ from the definitions in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

(2)               Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This press release and the reports referred to in this press release use the term “Inferred Resources.” We advise U.S. investors that while this term is a Canadian mining term as defined in accordance with NI 43-101 and the CIM Standards, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Resource will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an Inferred Resource exists or is economically or legally minable.

(3)               Cautionary Note to U.S. Investors concerning estimates of Reserves: This press release and the reports referred to in this press release use the term “proven and probable reserves” and “mineral reserves.” We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Standards, such definitions differ from the definitions in SEC Industry Guide 7.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC Industry Guide 7 reserves.

About Vista Gold Corp.

Vista is focused on the development of its Mt. Todd gold project in Northern Territory, Australia, and its Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer.  After the initial public offering of the common shares of Midas, Vista holds approximately 30% of Midas’ common shares, which has a large exploration property in Idaho, including the Yellow Pine property previously held by Vista. Vista’s other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia and the Long Valley gold project in California.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as estimates of mineral resources and reserves, the timing and completion of an updated technical report, the high in situ potential value of resources at the Guadalupe de los Reyes project, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic”, “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, estimates of results based on such resource and reserve estimates; risks relating to scheduling for a technical study; risks that a new technical report will not be filed within 45 days or at all; risks relating to cost increases for capital and operating costs including cost of power; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011, and Quarterly Report on Form 10-Q, as filed August 9, 2011 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.